COMPREHENSIVE CARE CORPORATION AND SUBSIDIARIES
Exhibit 32.2
Certification of CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the quarterly report of Comprehensive Care Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on November 8, 2007 (the “Report”), Robert J. Landis, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT J. LANDIS

Robert J. Landis
Chairman, Chief Financial Officer and Treasurer
November 8, 2007
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Comprehensive Care Corporation and will be retained by Comprehensive Care Corporation and furnished to the Securities and Exchange Commission or its staff upon request.